                                                                    EXHIBIT 99.1



                           ARTICLES OF INCORPORATION
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                             Certificate    22716




                                     LOGO



     I.....................BEN MEIER...........................................
Secretary of State of the State of North Dakota and Keeper of the Great Seal thereof, do hereby certify that the annexed

copy of        Articles of Incorporation
               Certificate of Incorporation  #42360

                          of

               ND TAX-FREE FUND, INC.

has been compared by me with the. above. referenced. on...file. .and
 .of................................record.....................................
 ............................................... in this Department, and that the same is a true copy thereof, and of the whole of such ..........................
instruments.....................................................................
 ...............................................

     In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State at the

          Capitol in the City of Bismarck, this.........7th.....................

day of..October.A.D.1988......


                                       /Ben Meier/
                                       BEN  MEIER      Secretary of State
                                       By                   Deputy

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North Dakota Business or Farming Corporation           Filing No. 26,193
SUBMIT DUPLICATE ORIGINALS


                           ARTICLES OF INCORPORATION



We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the North Dakota Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE 1. The name of said corporation shall be: ND Tax-Free Fund, Inc. (Shall contain the word "corporation", "company". "Incorporated", or 'limited", or an abbreviation of one of such words, but that word or abbreviation may not be Immediately preceded by the word "and" or the character "&II.)

ARTICLE 2.  The period of its duration is perpetual, /OR.

ARTICLE 3. The purpose for which the corporation is organized are general business purposes, OR

               To engage in business as a management investment company registered under the Investment Company Act of 1940 .

               To do everything necessary, proper, advisable, or convenient for the accomplishment of the above purpose and to do every other act and thing incidental thereto.
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ARTICLE 4. The aggregate number of shares which the corporation shall have authority to issue is:

One hundred million (100,000,000) shares, all of one class, of the par

(if shares consist of one class only, Insert statement of par value of shares, or that all are without par value. If shares are divided into classes,

value of one mill ($.001) each and of the aggregate par value of one Insert number of shares of "each class.)

                         hundred thousand dollars ($100,000)

ARTICLE 5. The address of the initial registered office of the corporation is:
201 South Broadway.
Minot, North Dakota 58701
               (Complete street address and city required)

and the name of its initial registered agent as such address is: Robert E.
Walstad



ARTICLE 6. Other provisions by which this corporation shall be governed:
                    (if none, insert "none".)

             No shareholder shall be entitled as a matter of right to subscribe for or purchase or receive any new or additional issue of shares or securities convertible into shares, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

             Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board of directors at which all directors were present.

             The number of directors of the corporation shall be five, which number may be changed in accordance with the bylaws of the corporation. The names of the directors who shall serve until the first regular meeting of shareholders or until their successors are elected and qualify are:

                                    Charles E. Bailly
                                    Arthur A. Link
                                    Ben Meier
                                    Peter A. Quist
                                    Robert E. Walstad
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ARTICLE 7. The name and address of each incorporator is:

           Name             Street Address         City         State

     Peter A. Quist    1728 Country West Road,     Bismarck,    ND



I (We), the above named incorporator(s), have read the foregoing Articles of Incorporation, know the contents thereof, and verily believe the statements made therein to be true.

Dated October 7, 1988



Office Use Only           Fees:

Certificate No. 42360     Filing articles and issuing certificate      $30.00
Filed  10-7     , 1988    License fees:
                          $50,000.00 or less                           $50.00
                          $10,000.00 of its authorized
                  By      shares or fraction thereof in
                          excess of $50,000.00
Receipt No. 72538

                          (license fen are computed by multiplying the
                          number of authorized shares by the par value, or  if
Filed by:                 shares are without par value, by $.10 per share.)



                                     06-85
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Certificate 42360-



                                     LOGO



                         CERTIFICATE OF INCORPORATION
                                      OF

                           ND TAX-FREE FUND, INC.

 ............................................................
 ............................................................

     The undersigned, as Secretary of State of the State of North
     Dakota, hereby certifies that duplicate originals of Articles of Incorporation for the incorporation of


                           ND TAX-FREE FUND, INC.

duly signed and verified pursuant to the provisions of the North Dakota.. Business (10-19.1 N.D.C.C.)..
Corporation Act, have been received in this office and are found to conform to law.

     ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation to


                               ND  TAX-FREE FUND

  and attaches hereto a duplicate original of the Articles of Incorporation.



                              In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State at the Capitol in the City of Bismarck,
                              this.....7th...day of October .. A. D.,1988



                              /Ben Meier/
                              BEN MEIER Secretary of State.

                              By..                              Deputy.